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                                  SUBSIDIARIES

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                                                                      JURISDICTION OF
                       COMPANY                                          ORGANIZATION
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
PRG-Schultz USA, Inc.                                                     Georgia
The Profit Recovery Group Asia, Inc.
PRG-Schultz Australia, Inc.
PRG-Schultz Belgium, Inc.
PRG-Schultz Canada, Inc.
The Profit Recovery Group Costa Rica, Inc.
The Profit Recovery Group New Zealand, Inc.
The Profit Recovery Group Netherlands, Inc.
The Profit Recovery Group Mexico, Inc.
PRG-Schultz France, Inc.
The Profit Recovery Group Germany, Inc.
The Profit Recovery Group South Africa, Inc.
PRG-Schultz Switzerland, Inc.
The Profit Recovery Group Italy, Inc.
The Profit Recovery Group Spain, Inc.
PRG-Schultz Portugal, Inc.
PRG International, Inc.
PRG USA, Inc.
PRG-Schultz Scandinavia, Inc.
PRG-Schultz Japan, Inc.
PRG-Schultz Puerto Rico, Inc.
PRG-Schultz Chile, Inc.
PRG-Schultz Europe, Inc.
The Profit Recovery Group Holdings Mexico, S de RL de CV                   Mexico
The Profit Recovery Group Servicios Mexico S de RL de CV                   Mexico
The Profit Recovery Group de Mexico S de RL de CV
The Profit Recovery Group Argentina S.A.                                  Argentina
Profit Recovery Brasil Ltda.                                               Brazil
PRG-Schultz International PTE LTD                                         Singapore
PRG-Schultz Suzhou' Co Ltd.                                                 China
PRG International CR s.r.o.                                              Czech Republic
PRGFS, Inc.                                                                Delaware
HS&A Acquisition - UK Inc.                                                  Texas
Meridian Corporation Limited                                      Jersey (Channel Islands)
Tamebond Limited                                                        United Kingdom
JA Ewing, Inc.                                                             New York
Meridian VAT Reclaim Operations Limited                                    Ireland
PRG-Schultz Ireland LTD
PRG-Schultz UK Ltd.                                                     United Kingdom
Meridian VAT Processing (International) Limited,                           Ireland
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
Meridian VAT Processing (N. America) Limited
Meridian VAT Processing (Japan) Limited
VATClaim International (Ireland) Limited
Meridian VAT Reclaim, Inc.                                                Delaware
Meridian VAT Reclaim Canada, Inc.                                          Canada
Meridian VAT Reclaim Hong Kong Limited                                    Hong Kong
Meridian VAT Reclaim (India) Private Limited                                India
Meridian VAT Reclaim (UK) Limited                                      United Kingdom
Meridian, Inc.                                                             Japan
Meridian VAT Reclaim (Schwiez) AG                                       Switzerland
Meridian VAT Reclaim GmbH                                                  Germany
Meridian VAT Reclaim Services Limited                                  United Kingdom
Meridian VAT Reclaim France S.A.R.L.                                       France
Meridian Sverige AB                                                        Sweden
Meridian VAT Reclaim Korea Co., Limited                                  South Korea
Meridian VAT Reclaim (Australia) Pty. Limited                            Australia
VAT Claim (International) UK Limited                                   United Kingdom
PRG-Schultz Canada Corp.                                                   Canada
PRG-Schultz (Deutschland) GmbH                                             Germany
PRG-Schultz Nederland B.V.                                               Netherlands
PRG-Schultz Italia SRL                                                     Italy
PRG-Schultz Puerto Rico                                                  Puerto Rico
PRG-Schultz Peru S.R.L.                                                     Peru
PRG-Schultz Colombia Ltda                                                 Colombia
PRG-Schultz Svenska A. B.                                                  Sweden
PRG-Schultz Venezuela S. R. L.                                           Venezuela
PRG-Schultz Chile Ltda                                                     Chile
PRG-Schultz Polska Sp. Zo. O.                                              Poland
Howard Schultz & Associates (Asia) Limited                               Hong Kong
HS&A International PTE LTD                                               Singapore
PRG-Schultz (Thailand) Co., Limited                                      Thailand
Howard Schultz de Mexico, S.A. de C.V.                                    Mexico
PRG-Schultz Insurance Limited                                             Bermuda
PRGDS, LLC                                                                Georgia
PRGTS, LLC                                                                Georgia
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